Exhibit 99.1

•Reported second-quarter earnings of $3.8 billion or $9.55 per share; adjusted earnings of $3.8 billion or $9.41 per share
•Decreased total debt by $6.6 billion to $20.6 billion; net debt reduced to $16.5 billion
•Achieved record NGL fractionation volumes and LPG export volumes
•Delivered strong Refining utilization of 96% and clean product yield of 86%
•Earned industry recognition for 2025 exemplary safety performance in Midstream, Refining and Chemicals

HOUSTON, August 5, 2026 – Phillips 66 (NYSE: PSX) announced second-quarter earnings.

“Second quarter results reflect the strength of our operations and value of our integrated portfolio,” said Mark Lashier, chairman and CEO of Phillips 66. “We remain committed to our strategic priorities and continuous improvement. Our focus on operating excellence, coupled with our commercial footprint, enables us to reliably supply energy products across the United States and to global consumers.

“Our capital allocation framework is an integral component of the investment opportunity of Phillips 66. We remain committed to creating value for our stakeholders through disciplined capital investment, dividends, share repurchases and debt reduction.”

Business Highlights

•Achieved full production at Dos Picos II, a 220 million cubic feet per day (“MMCFD”) gas plant in the Permian Basin.

•Announced the construction of the 300 MMCFD Zeus Gas Plant in the Permian Basin and a 100 thousand barrels per day (“MBD”) Coastal Bend NGL Fractionator in Corpus Christi.

•Completed successful turnarounds at the Wood River and Humber refineries.

•Chevron Phillips Chemical Company LLC (“CPChem”) progressed the Golden Triangle Polymers Project in Orange, Texas, and Ras Laffan Polymers Project in Qatar, with full operations expected in 2027.

Financial Results Summary
(in millions of dollars, except as indicated)

	2Q 2026	1Q 2026
Earnings	$3,847	207
Adjusted Earnings[1]	3,788	200
Adjusted EBITDA[1]	5,891	1,230
Earnings Per Share
Earnings Per Share - Diluted	9.55	0.51
Adjusted Earnings Per Share - Diluted[1]	9.41	0.49
Cash Flow from (Used in) Operations	7,259	(2,264)
Cash Flow from Operations, Excluding Working Capital[1]	4,317	699
Capital Expenditures & Investments	726	582
Acquisitions, Net of Cash Acquired	113	66
Proceeds from Asset Dispositions	64	7
Return of Capital to Shareholders	887	778
Repurchases of Common stock	379	269
Dividends paid on Common stock	508	509
Cash and Cash Equivalents	4,099	5,150
Debt	20,565	27,124
Net Debt[1]	16,466	21,974
Debt-to-Capital Ratio	39%	48%
Net Debt-to-Capital Ratio[1]	33%	43%
[1] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Segment Financial and Operating Highlights
(Millions of dollars, except as indicated)

	2Q 2026	1Q 2026	Change
Earnings (Loss)[1]	$3,847	207	3,640
Midstream	785	591	194
Chemicals	404	114	290
Refining	3,062	208	2,854
Marketing and Specialties	583	(161)	744
Renewable Fuels	544	(41)	585
Corporate and Other	(407)	(451)	44
Income tax expense	(1,092)	(41)	(1,051)
Noncontrolling interests	(32)	(12)	(20)

Adjusted Earnings (Loss)[1,2]	$3,788	200	3,588
Midstream	785	591	194
Chemicals	404	85	319
Refining	3,086	208	2,878
Marketing and Specialties	514	(141)	655
Renewable Fuels	544	(41)	585
Corporate and Other	(407)	(451)	44
Income tax expense	(1,106)	(39)	(1,067)
Noncontrolling interests	(32)	(12)	(20)

Adjusted EBITDA[2]	$5,891	1,230	4,661
Midstream	1,046	860	186
Chemicals	528	212	316
Refining	3,307	423	2,884
Marketing and Specialties	580	(86)	666
Renewable Fuels	568	(18)	586
Corporate and Other	(138)	(161)	23

Operating Highlights
NGL Pipeline Throughput - Y-Grade to Market (MBD)[3]	943	930	13
NGL Fractionated (MBD)	1,020	980	40
Chemicals Global O&P Capacity Utilization	91%	94%	(3%)
Refining
Turnaround Expense	123	178	(55)
Realized Margin ($/BBL)[2]	24.08	10.11	13.97
Crude Capacity Utilization	96%	95%	1%
Clean Product Yield	86%	87%	(1%)
Renewable Fuels Produced (MBD)	53	40	13
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC.

Second-Quarter 2026 Financial Results

Reported earnings were $3.8 billion for the second quarter of 2026 versus $207 million in the first quarter of 2026. Second-quarter earnings included pre-tax special item adjustments of $69 million in the Marketing and Specialties segment and ($24) million in the Refining segment. Adjusted earnings for the second quarter were $3.8 billion versus adjusted earnings of $200 million in the first quarter of 2026.

•Midstream pre-tax income increased compared with the first quarter mainly due to higher margins, as well as higher volumes largely driven by the absence of last quarter’s Winter Storm Fern impacts.

•Chemicals adjusted pre-tax income increased compared with the first quarter mainly due to higher margins.

•Refining adjusted pre-tax income increased compared with the first quarter mainly due to higher realized margins. Margins were primarily driven by an increase in market crack spreads and favorable mark-to-market impacts.

•Marketing and Specialties adjusted pre-tax income increased compared with the first quarter mainly due to higher global marketing margins and favorable mark-to-market impacts.

•Renewable Fuels pre-tax income increased compared with the first quarter mainly due to higher regulatory credits from higher pricing and renewable fuels production, as well as favorable mark-to-market impacts.

•Corporate and Other pre-tax loss decreased compared with the first quarter primarily due to lower net interest expense and employee-related costs.

As of June 30, 2026, the company had $4.1 billion of cash and cash equivalents and $6.4 billion of committed capacity available under credit facilities.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s second-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Texas, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

Investor Relations
investorrelations@p66.com

Media Relations
phillips66media@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings per share,” “adjusted controllable cost,” “cash from (used in) operations, excluding working capital,” “realized refining margin,” “net debt,” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release. References in the release to earnings refer to net income attributable to Phillips 66. References in the release to shareholder distributions refer to the sum of dividends paid to Phillips 66 stockholders and proceeds used by Phillips 66 to repurchase shares of its common stock.

Basis of Presentation— Phillips 66 and Refining results included herein through September 30, 2025, include our proportional share of WRB Refining LP equity earnings and beginning October 1, 2025, includes 100% of Borger Refinery and Wood River Refinery consolidated due to the acquisition of the remaining 50% of WRB.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including war and armed hostilities, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2026			2025
	2Q	1Q	Jun YTD	2Q	Jun YTD
Midstream	$785	591	1,376	731	1,482
Chemicals	404	114	518	20	133
Refining	3,062	208	3,270	359	(578)
Marketing and Specialties	583	(161)	422	571	1,853
Renewable Fuels	544	(41)	503	(133)	(318)
Corporate and Other	(407)	(451)	(858)	(428)	(804)
Pre-Tax Income	4,971	260	5,231	1,120	1,768
Less: Income tax expense	1,092	41	1,133	212	334
Less: Noncontrolling interests	32	12	44	31	70
Phillips 66	$3,847	207	4,054	877	1,364

Adjusted Earnings (Loss)
	Millions of Dollars
	2026			2025
	2Q	1Q	Jun YTD	2Q	Jun YTD
Midstream	$785	591	1,376	731	1,414
Chemicals	404	85	489	20	133
Refining	3,086	208	3,294	392	(545)
Marketing and Specialties	514	(141)	373	660	925
Renewable Fuels	544	(41)	503	(133)	(318)
Corporate and Other	(407)	(451)	(858)	(383)	(738)
Pre-Tax Income (Loss)	4,926	251	5,177	1,287	871
Less: Income tax expense	1,106	39	1,145	283	205
Less: Noncontrolling interests	32	12	44	31	61
Phillips 66	$3,788	200	3,988	973	605

Exhibit 99.1

	Millions of Dollars
	Except as Indicated
	2026			2025
	2Q	1Q	Jun YTD	2Q	Jun YTD
Reconciliation of Consolidated Earnings to Adjusted Earnings
Consolidated Earnings	$3,847	207	4,054	877	1,364
Pre-tax adjustments:
Impairments	—	—	—	—	21
Net (gain) loss on asset dispositions[1]	(110)	—	(110)	89	(996)
Lower-of-cost-or-market inventory adjustments	—	(29)	(29)	—	—
Legal accrual[2]	65	20	85	33	33
Professional advisory fees	—	—	—	45	45
Tax impact of adjustments[3]	(14)	2	(12)	(40)	160
Other tax impacts	—	—	—	(31)	(31)
Noncontrolling interests	—	—	—	—	9
Adjusted earnings	$3,788	200	3,988	973	605
Earnings per share of common stock (dollars)	$9.55	0.51	10.05	2.15	3.32
Adjusted earnings per share of common stock (dollars)	$9.41	0.49	9.88	2.38	1.47
Adjusted weighted-average diluted common shares outstanding (thousands)	402,618	403,273	403,472	407,934	409,012

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$785	591	1,376	731	1,482
Pre-tax adjustments:
Net gain on asset dispositions	—	—	—	—	(68)
Adjusted pre-tax income	$785	591	1,376	731	1,414
Chemicals Pre-Tax Income	$404	114	518	20	133
Pre-tax adjustments:
Lower-of-cost-or-market inventory adjustments	—	(29)	(29)	—	—
Adjusted pre-tax income	$404	85	489	20	133
Refining Pre-Tax Income (Loss)	$3,062	208	3,270	359	(578)
Pre-tax adjustments:
Legal accrual	24	—	24	33	33
Adjusted pre-tax income (loss)	$3,086	208	3,294	392	(545)
Marketing and Specialties Pre-Tax Income (Loss)	$583	(161)	422	571	1,853
Pre-tax adjustments:
Net (gain) loss on asset dispositions[1]	(110)	—	(110)	89	(928)
Legal accrual[2]	41	20	61	—	—
Adjusted pre-tax income (loss)	$514	(141)	373	660	925

Exhibit 99.1

Renewable Fuels Pre-Tax Income (Loss)	$544	(41)	503	(133)	(318)
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income (loss)	$544	(41)	503	(133)	(318)
Corporate and Other Pre-Tax Loss	$(407)	(451)	(858)	(428)	(804)
Pre-tax adjustments:
Impairments	—	—	—	—	21
Professional advisory fees	—	—	—	45	45
Adjusted pre-tax loss	$(407)	(451)	(858)	(383)	(738)

[1] Net gain on dispositions in the second quarter of 2026 relates to the post-closing adjustments from the December 2025 sale of 65% of our interest in our Germany and Austria retail marketing business.

[2] Legal accrual primarily related to ongoing litigation with Propel Fuels, Inc.
3 We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate, but certain transactions may be partially exempt, which could result in a lower overall effective tax rate on these items. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2026
	2Q	1Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA Attributable to Phillips 66
Net Income	$3,879	219
Plus:
Income tax expense	1,092	41
Net interest expense	233	255
Depreciation and amortization	585	558
Phillips 66 EBITDA	$5,789	1,073
Special Item Adjustments (pre-tax):
Lower-of-cost-or-market inventory adjustments	—	(29)
Net gain on asset dispositions	(110)	—
Legal accrual	65	20
Total Special Item Adjustments (pre-tax)	(45)	(9)
Change in Fair Value of NOVONIX Investment	6	9
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$5,750	1,073
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	14	19
Proportional share of selected equity affiliates net interest	11	11
Proportional share of selected equity affiliates depreciation and amortization	168	161
Adjusted EBITDA attributable to noncontrolling interests	(52)	(34)
Phillips 66 Adjusted EBITDA	$5,891	1,230

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$785	591
Plus:
Depreciation and amortization	284	274
Midstream EBITDA	$1,069	865
Special Item Adjustments (pre-tax):
None	—	—
Midstream EBITDA, Adjusted for Special Items	$1,069	865
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	2	3
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	24	23
Adjusted EBITDA attributable to noncontrolling interests	(52)	(34)
Midstream Adjusted EBITDA	$1,046	860

Exhibit 99.1

Chemicals Income before income taxes	$404	114
Plus:
None	—	—
Chemicals EBITDA	$404	114
Special Item Adjustments (pre-tax):
Lower-of-cost-or-market inventory adjustment	—	(29)
Chemicals EBITDA, Adjusted for Special Items	$404	85
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	2	13
Proportional share of selected equity affiliates net interest	—	(1)
Proportional share of selected equity affiliates depreciation and amortization	122	115
Chemicals Adjusted EBITDA	$528	212
Refining Income before income taxes	$3,062	208
Plus:
Depreciation and amortization	221	215
Refining EBITDA	$3,283	423
Special Item Adjustments (pre-tax):
Legal accrual	24	—
Refining EBITDA, Adjusted for Special Items	$3,307	423
Marketing and Specialties Income (loss) before income taxes	$583	(161)
Plus:
Depreciation and amortization	26	20
Marketing and Specialties EBITDA	$609	(141)
Special Item Adjustments (pre-tax):
Legal accrual	41	20
Net gain on asset dispositions	(110)	—
Marketing and Specialties EBITDA, Adjusted for Special Items	$540	(121)
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	10	3
Proportional share of selected equity affiliates net interest	8	9
Proportional share of selected equity affiliates depreciation and amortization	22	23
Marketing and Specialties Adjusted EBITDA	$580	(86)
Renewable Fuels Income (loss) before income taxes	$544	(41)
Plus:
Depreciation and amortization	24	23
Renewable Fuels EBITDA	$568	(18)
Special Item Adjustments (pre-tax):
None	—	—
Renewable Fuels EBITDA, Adjusted for Special Items	$568	(18)
Corporate and Other Loss before income taxes	$(407)	(451)
Plus:
Net interest expense	233	255
Depreciation and amortization	30	26
Corporate and Other EBITDA	$(144)	(170)

Exhibit 99.1

Special Item Adjustments (pre-tax):
None	—	—
Total Special Item Adjustments (pre-tax)	—	—
Change in Fair Value of NOVONIX Investment	6	9
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(138)	(161)

	Millions of Dollars Except as Indicated
	June 30, 2026	March 31, 2026
Debt-to-Capital Ratio
Total Debt	$20,565	27,124
Total Equity	32,703	29,681
Debt-to-Capital Ratio	39%	48%
Cash and Cash Equivalents	4,099	5,150
Net Debt-to-Capital Ratio	33%	43%

	Millions of Dollars
	June 30, 2026	March 31, 2026
Net Debt
Total Debt	$20,565	27,124
Less: Cash and Cash Equivalents	4,099	5,150
Net Debt	$16,466	$21,974

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2026
	2Q	1Q
Reconciliation of Refining Income Before Income Taxes to Realized Refining Margins
Income before income taxes	$3,062	208
Plus:
Taxes other than income taxes	88	106
Depreciation, amortization and impairments	222	217
Selling, general and administrative expenses	25	52
Operating expenses	1,144	1,229
Equity in losses of affiliates	1	—
Other segment income, net	(63)	(11)
Proportional share of refining gross margins contributed by equity affiliates	20	26
Special items:
None	—	—
Realized refining margins	$4,499	1,827
Total processed inputs (thousands of barrels)	186,860	180,801
Income before income taxes (dollars per barrel)[1]	$16.39	1.15
Realized refining margins (dollars per barrel)[2]	$24.08	10.11
[1] Income before income taxes divided by total processed inputs.
[2] Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.